UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 17, 2012

Motricity, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34781	20-1059798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

601 108th Avenue Northeast

Suite 900

Bellevue, WA 98004

(Address of Principal Executive Offices, including Zip Code)

(425) 957-6200

(Registrant’s Telephone Number, including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On December 17, 2012, Motricity, Inc. (the “Company”) received notice from AT&T Mobility LLC (“AT&T”) that AT&T is terminating the Second Amended and Restated Wireless Service Agreement #0001429 dated July 22, 2005 between the Company and AT&T, as amended, and all services thereunder (the “Portal Agreement”) effective June 30, 2012 pursuant to its right to termination for convenience thereunder.

Under the Portal Agreement, the Company hosts AT&T’s MediaNet and ATT.net portals in exchange for a monthly fee based on the number of subscribers and certain other fixed fees.

In 2011 and the first nine months of 2012, the Portal Agreement accounted for 39% and 42%, respectively, of the Company’s revenue. This revenue contributed positively to the Company’s cash flow from operations during these periods.

The Master Service Agreement, dated as of October 1, 2010, between the Company and AT&T, pursuant to which the Company hosts AT&T’s AppCenter storefront (the “Master Service Agreement”), remains in effect. No material relationship exists between the Company or its affiliates and AT&T, except in connection with the Portal Agreement and the Master Service Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTRICITY, INC. (Registrant)

December 21, 2012	By:	/s/ Richard Sadowsky
(Date)		Richard Sadowsky Chief Administrative Officer